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                                                                    EXHIBIT 10.3



                                                             EXECUTION COPY


            FIRST AMENDMENT, dated as of December 10, 2002 (this "Amendment"), to the Receivables Purchase Agreement (the "Agreement"), dated as of April 27, 2001, between The Goodyear Tire & Rubber Company ("Goodyear"), an Ohio corporation, as seller (in such capacity, the "Seller"), and Wingfoot A/R LLC, a Delaware limited liability company (the "Issuer").

                                   WITNESSETH:

            WHEREAS, the Seller has requested, and, upon this Amendment becoming effective, the Issuer has agreed, that certain sections of the Agreement be amended in the manner provided for in this Amendment.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. Defined Terms. All capitalized terms used herein shall have the meanings given to them in the Definitions List attached to the Base Indenture (the "Base Indenture"), dated as of April 27, 2001, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as indenture trustee (the "Indenture Trustee"), or the Series 2001-1 Indenture Supplement, dated as of April 27, 2001, as amended (the "Series 2001-1 Supplement"), among the Issuer, Goodyear, as collection agent (in such capacity, the "Collection Agent"), the several commercial paper conduits listed on Schedule I thereto (the "CP Conduit Purchasers"), the banks party thereto with respect to each CP Conduit Purchaser (the "APA Banks"), the agent banks party thereto with respect to each CP Conduit Purchaser (the "Funding Agents"), JPMorgan Chase Bank, in its capacity as administrative agent for the CP Conduit Purchasers, the APA Banks and the Funding Agents (the "Administrative Agent"), and the Indenture Trustee. If a capitalized term used herein is given different meanings by the Base Indenture and the Series 2001-1 Supplement, the meaning given in the Series 2001-1 Supplement shall control.

            2. Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended by adding the following new definitions in alphabetical order:

            "Actuarial Report" means a report prepared by a Plan's outside actuary not less frequently than annually, showing the amount of any Minimum Funding Obligation that the actuary estimates will be due for the period covered by such report.

            "Minimum Funding Obligation" means the amount of any quarterly or annual contribution to a Plan that is required under Section 412 of the Code.

            3. Amendment to Section 4.2. Section 4.2 of the Agreement is hereby amended by:


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                        (a) deleting clause (iii) of Section 4.2(p) and
            inserting in lieu thereof the following new clause (iii):

                        (iii) Either (A) based on the most recent Actuarial
                  Report delivered to the Seller, the Seller will not have a Minimum Funding Obligation with respect to any Plan in the next 90 days, or (B) the most recent Actuarial Report delivered to the Seller shows that a Minimum Funding Obligation is due with respect to a Plan in less than 90 days and the Seller will have satisfied such Minimum Funding Obligation no later than 5 Business Days after the Seller received such Actuarial Report;

                        (b) deleting the word "and" from the end of clause (iv)
            thereof;

                        (c) deleting the period at the end of clause (v) thereof
            and inserting a semicolon and the word "and" in lieu thereof; and

                        (d) adding the following new clause (vi) to Section
            4.2(p):

                        (vi) No other event or condition with respect to the
                  Seller or any of its ERISA Affiliates or any Plan or Multiemployer Plan has occurred or could reasonably be expected to occur that could reasonably be expected to cause a lien to be imposed under ERISA or the Code on the property or the assets of the Seller or any of its ERISA Affiliates in respect of any Plan or Multiemployer Plan.

            4. Amendment to Section 6.1. Section 6.1 of the Agreement is hereby amended by deleting the references to "BB" and "Ba2" from clause (f) thereof and inserting in lieu thereof references to "BB-" and "Ba3", respectively.


            5. Conditions to Effectiveness. This Amendment shall become effective on December 10, 2002 (the "Amendment Effective Date") if each of the following conditions precedent shall have been satisfied on or prior to such day:

            (a) The Administrative Agent shall have received, with a copy for each Funding Agent, this Amendment duly executed and delivered by the Seller and the Issuer; and

            (b) The conditions to the effectiveness of the Second Amendment, dated as of the date hereof, to the Series 2001-1 Supplement shall have been satisfied.

            6. Miscellaneous

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            (a)   Payment of Expenses. The Seller agrees to pay or reimburse the
     Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, including, the reasonable fees and disbursements of its counsel.

            (b) No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

            (c) Governing Law; Counterparts. (i) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  (ii) This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

     IN WITNESS WHEREOF, the Seller and the Issuer have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.


                                      WINGFOOT A/R LLC



                                      By: /s/ DARREN R. WELLS
                                         ----------------------
                                         Name: DARREN R. WELLS
                                         Title: VICE PRESIDENT & TREASURER


                                      THE GOODYEAR TIRE & RUBBER COMPANY

                                      By: /s/ DARREN R. WELLS
                                         ----------------------
                                         Name: DARREN R. WELLS
                                         Title: VICE PRESIDENT & TREASURER